FIDELITY & GUARANTY LIFE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31, 2013	September 30, 2013
	(Unaudited)
ASSETS
Investments:
Fixed maturities securities, available-for-sale, at fair value	$16,204,024	$15,541,526
Equity securities, available-for-sale, at fair value	286,922	271,075
Derivative investments	294,531	221,758
Other invested assets	316,552	188,180
Total investments	17,102,029	16,222,539
Related party loans and investments	96,442	119,044
Cash and cash equivalents	751,639	1,204,334
Accrued investment income	157,778	159,287
Reinsurance recoverable	3,723,693	3,728,632
Intangibles, net	560,930	523,245
Deferred tax assets	240,091	240,531
Other assets	157,023	205,891
Total assets	$22,789,625	$22,403,503

LIABILITIES AND SHAREHOLDER'S EQUITY

Contractholder funds	$15,519,722	$15,248,216
Future policy benefits	3,545,881	3,556,808
Funds withheld for reinsurance liabilities	1,381,238	1,407,713
Liability for policy and contract claims	60,331	51,456
Long-term debt	300,000	300,000
Other liabilities	805,182	700,053
Total liabilities	21,612,354	21,264,246

Shareholder's equity:
Common stock	—	—
Additional paid-in capital	468,166	468,166
Retained earnings	602,971	558,201
Accumulated other comprehensive income	106,134	112,890
Total shareholder's equity	1,177,271	1,139,257
Total liabilities and shareholder's equity	$22,789,625	$22,403,503

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)

	Three months ended
	December 31, 2013	December 31, 2012
	(Unaudited)
Revenues:
Premiums	$13,705	$13,796
Net investment income	183,429	169,645
Net investment gains	123,417	146,475
Insurance and investment product fees and other	15,552	13,728
Total revenues	336,103	343,644
Benefits and expenses:
Benefits and other changes in policy reserves	216,856	83,644
Acquisition and operating expenses, net of deferrals	23,920	25,226
Amortization of intangibles	22,892	69,511
Total benefits and expenses	263,668	178,381
Operating income	72,435	165,263
Interest expense	(5,624)	(5,486)
Income from continuing operations before income taxes	66,811	159,777
Income tax expense	22,041	53,815
Net income	$44,770	$105,962

Supplemental disclosures:
Total other-than-temporary impairments	$(34)	$(509)
Less non-credit portion of other-than-temporary impairments included in other comprehensive income	—	—
Net other-than-temporary impairments	(34)	(509)
Gains (losses) on derivative instruments	111,538	(25,568)
Other realized investment gains	11,913	172,552
Total net investment gains	$123,417	$146,475

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)

	Three months ended
	December 31, 2013	December 31, 2012
	(Unaudited)
Net income	$44,770	$105,962

Other comprehensive income
Unrealized investment (losses) gains:
Changes in unrealized investment (losses) gains before reclassification adjustment	(10,284)	126,252
Net reclassification adjustment for (gains) included in net investment gains	(8,134)	(172,043)
Changes in unrealized investment (losses) after reclassification adjustment	(18,418)	(45,791)
Adjustments to intangible assets	8,026	27,961
Changes in deferred income tax asset/liability	3,636	6,241
Net change to derive comprehensive income (loss) for the period	(6,756)	(11,589)

Comprehensive income, net of tax	$38,014	$94,373

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
(In thousands)

(in thousands)	Common Stock	Additional Paid-in Capital/Contributed Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Shareholder’s Equity

Balance, September 30, 2012	$—	$254,999	$294,245	$434,482	$983,726
Dividend payment	—	—	(73,000)	—	(73,000)
Net income	—	—	336,956	—	336,956
Unrealized investment losses, net	—	—	—	(321,592)	(321,592)
Stock compensation	—	(163)	—	—	(163)
Debt to equity conversion	—	213,330	—	—	213,330
Balance, September 30, 2013	$—	$468,166	$558,201	$112,890	$1,139,257
Net income	—	—	44,770	—	44,770
Unrealized investment losses, net	—	—	—	(6,756)	(6,756)
Balance, December 31, 2013	$—	$468,166	$602,971	$106,134	$1,177,271

FIDELITY & GUARANTY LIFE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three months ended
	December 31, 2013	December 31, 2012
	(Unaudited)
Cash flows from operating activities:
Net income	$44,770	$105,962
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of properties	1,102	908
Amortization of intangibles	22,892	69,511
Stock-based compensation	6,148	(163)
Amortization of debt issuance costs	843	—
Deferred income taxes	4,078	122,033
Interest credited/index credits and other changes to contractholder account balances	178,298	55,936
Amortization of fixed maturity discounts and premiums	(14,845)	13,235
Net recognized (gains) on investments and derivatives	(123,417)	(146,475)
Charges assessed to contractholders for mortality and administration	(9,577)	(6,778)
Deferred policy acquisition costs	(52,551)	(35,698)
Changes in operating assets and liabilities:
Accrued investment income	1,509	38,572
Reinsurance recoverable	(17,748)	(21,934)
Future policy benefits	(10,927)	(22,517)
Funds withheld from reinsurers	(39,924)	(672)
Collateral (returned) posted	2,739	—
Liability for policy and contract claims	8,875	8,574
Other operating	37,214	(108,661)
Net cash provided by operating activities	39,479	71,833
Cash flows from investing activities:
Proceeds from investments sold, matured or repaid:
Fixed maturities	1,663,700	2,913,381
Equity securities	42,249	21
Derivatives instruments and other invested assets	102,702	49,243
Cost of investments acquired:
Fixed maturities	(2,411,744)	(3,379,147)
Equity securities	(63,154)	(15,965)
Derivatives instruments and other invested assets	(167,943)	(45,335)
Related party loans and investments	22,602	(32,443)
Capital expenditures	(2,960)	(1,349)
Net cash (used in) investing activities	(814,548)	(511,594)
Cash flows from financing activities:
Contractholder account deposits	772,257	491,480
Contractholder account withdrawals	(449,883)	(475,558)
Payment on note payable	—	(20,000)
Net cash provided by (used in) financing activities	322,374	(4,078)
Change in cash & cash equivalents	(452,695)	(443,839)
Cash and cash equivalents at beginning of period	1,204,334	1,049,374
Cash and cash equivalents at end of period	$751,639	$605,535

Supplemental disclosures of cash flow information:
Interest paid	$9,775	$15,723
Income taxes paid	$—	$1,683